Exhibit 10(ccc)

CLIFFS NATURAL RESOURCES INC.

RESTRICTED SHARES AGREEMENT

WHEREAS, [NAME] (the “Grantee”) is an employee of Cliffs Natural Resources Inc. (the “Company”) or a Subsidiary, as defined in the Company’s Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended from time to time thereafter (the “Plan”); and

WHEREAS, the execution of a restricted shares agreement (“Agreement”) in the form hereof has been authorized by a resolution of the Compensation and Organization Committee (the “Committee”) of the Board of Directors of the Company that was duly adopted on [APPROVAL DATE];

NOW, THEREFORE, pursuant to the Plan, the Company hereby grants to the Grantee [ #] shares of the Company’s common stock, par value $.125 per share (the “Common Shares”), effective [DATE OF GRANT] (the “Date of Grant”) subject to the terms and conditions of the Plan and the following terms, conditions, limitations and restrictions:

1.	Issuance of Common Shares. The Common Shares covered by this Agreement shall be fully paid and nonassessable and shall be represented by a certificate(s) registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

2.	Restrictions on Transfer of Common Shares. The Common Shares subject to this Agreement may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3 hereof; provided, however, that when the Grantee is subject to income tax on the value of the Common Shares under the income tax law applicable to the Grantee, the restrictions on 50% of the Common Shares shall be removed; and provided, further, that the Grantee’s interest in the Common Shares covered by this Agreement may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Common Shares covered by this Agreement that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Common Shares covered by this Agreement. When and as permitted by the Plan, the Company may waive the restrictions set forth in this Section 2 with respect to all or any portion of the Common Shares covered by this Agreement.

3.	Vesting of Common Shares.

(a)

The Common Shares covered by this Agreement shall become 33-1/3% nonforfeitable on [FIRST VESTING DATE] if the Grantee remains an employee of the Company or a Subsidiary on such day, 66-2/3% nonforfeitable on [SECOND VESTING DATE] if the Grantee remains an employee of the Company or a Subsidiary on such day, and 100% nonforfeitable on [THIRD VESTING DATE] if the Grantee remains an employee of the Company or a Subsidiary on such day. For the purposes of this Agreement the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of a leave of absence described in Article 11.2 of the Plan.

(b)	Notwithstanding the provisions of Section 3(a) hereof, all of the Common Shares covered by this Agreement shall become nonforfeitable immediately upon:

(i)	any Change in Control of the Company, as defined in the Plan, that shall occur while the Grantee is an employee of the Company or a Subsidiary, or

(ii)	Grantee’s involuntary termination by the Company for a reason other than “Cause” as defined in the Plan.

(c)	Notwithstanding the provisions of Section 3(a), in the event that the employment of the Grantee with the Company and its Subsidiaries shall be terminated prior to [THIRD VESTING DATE] by reason of:

(i)	his disability as defined in the applicable qualified pension plan, or

(ii)	his death,

all of the Common Shares covered by this Agreement shall become nonforfeitable immediately upon the occurrence of the event described in Sections 3(c)(i) or 3(c)(ii) above.

4.	Forfeiture of Common Shares.

(a)	Any of the Common Shares covered by this Agreement that have not become nonforfeitable in accordance with Section 3 hereof shall be forfeited if the Grantee ceases to be employed by the Company or a Subsidiary at any time prior to [THIRD VESTING DATE]. In the event of a forfeiture, the certificates representing all of the Common Shares covered by this Agreement that have not become nonforfeitable in accordance with Section 3 hereof shall be cancelled.

(b)	The Grantee shall not, prior to [THIRD VESTING DATE], render services for any organization or engage directly or indirectly in any business which is a competitor of the Company or any affiliate of the Company, or which organization or business is or plans to become prejudicial to or in conflict with the business interests of the Company or any affiliate of the Company.

(c)	Failure to comply with the provisions of subsection (b) above will cause a Grantee to: (i) forfeit his/her right to Common Shares covered by this Agreement, and (ii) reimburse the Company for the value of any Common Shares that vest in the Grantee prior to his/her violation of subsection (b) above.

(d)	Failure of the Grantee to repay to the Company the amount to be reimbursed in subsection (c) above within three days of termination of employment will result in the offset of said amount from any accrued salary, severance pay or vacation pay owed at the date of termination of employment or from future earnings payable by the Grantee’s next employer.

5.	Dividend, Voting and Other Rights. The Grantee shall have all of the rights of a shareholder with respect to the Common Shares covered by this Agreement, including the right to vote the Common Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares that the Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the Common Shares covered by this Agreement.

6.	Retention of Share Certificate(s) by Company. The certificate(s) representing the Common Shares covered by this Agreement shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 hereof or the restrictions have been removed in accordance with Section 2 hereof.

7.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, State and foreign securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or unrestricted Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law. To the extent that the Ohio Securities Act or the law of any other jurisdiction shall be applicable to this Agreement, the Company shall not be obligated to issue any restricted or unrestricted Common Shares or other securities pursuant to this Agreement, unless those shares or other securities are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered thereunder or (d) the subject of a transaction that shall have been registered thereunder.

8.	Adjustments. The Committee shall make any adjustments in the number or kind of shares of stock or other securities covered by this Agreement that it shall deem necessary or appropriate under Article 3.4 of the Plan.

9.

Withholding Taxes. The Company shall withhold the minimum amount of taxes which it determines it is required by law or required by the terms of the Plan or this Agreement to withhold in connection with any recognition of income incident to the Plan or this Agreement. In the event of a taxable event occurring with regard to Common Shares on or after the date that the Common Shares become nonforfeitable, the Company shall reduce the fewest number of such Common Shares owed to the Grantee or his beneficiary for the Fair Market Value of such Common Shares to equal (or exceed by not more than the Fair Market Value of a single Common Share) the Grantee’s or other person’s “Minimum Withholding Tax Liability” resulting from such recognition of income. The Company shall pay cash equal to such Fair Market Value to the appropriate taxing authority for purposes of satisfying such withholding responsibility. If a distribution or other event does not result in any withholding tax liability as a result of the Grantee’s election to be taxed at an earlier date or for any other reason, the Company shall not reduce the Common Shares owed to the Grantee or his beneficiary. For purposes of this Section 9, a person’s “Minimum Withholding Tax Liability” is the product of: (a) the aggregate minimum applicable foreign, federal, state and local income withholding tax rates on the date of a recognition of income incident to the Plan and this Agreement; and (b) the Fair Market Value of the Common Shares recognized as income to the Grantee or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes.

10.	Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

11.	Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

12.	Amendments. This Agreement can be modified, amended or terminated by a document in writing signed by the Company. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no such amendment shall adversely affect the rights of the Grantee with respect to the Common Shares or other securities covered by this Agreement without the Grantee’s consent.

13.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.	Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Ohio.

This Agreement is executed by the Company on this      day of         , 2011.

CLIFFS NATURAL RESOURCES INC.

By
Joseph A. Carrabba
President, Chairman & CEO

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Common Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

[NAME], Grantee

Date:

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